Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

THE BABCOCK & WILCOX COMPANY

AMENDED AND RESTATED

BYLAWS

OF

THE BABCOCK & WILCOX COMPANY

-i-

-ii-

AMENDED AND RESTATED

BYLAWS

OF

THE BABCOCK & WILCOX COMPANY

EFFECTIVE AS OF SEPTEMBER 9, 2013

The Board of Directors of The Babcock & Wilcox Company (the “Corporation”) by resolution has duly adopted these Amended and Restated Bylaws (these “Bylaws”) to govern the Corporation’s internal affairs.

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. If required by applicable law, the Corporation will hold an annual meeting of the holders of its capital stock (each, a “Stockholder”) for the election of directors of the Corporation (each, a “Director”) at such date, time and place as the Board of Directors of the Corporation (the “Board”) by resolution may designate from time to time. The Corporation may transact any other business, or act on any proposal, at an annual meeting which has properly come before that meeting in accordance with Sections 1.10 or 2.10.

Section 1.2 Special Meetings. Any of the following may call special meetings of Stockholders for any purpose or purposes at any time and designate the date, time and place of any such meeting: (i) the Chairman of the Board (the “Chairman”); and (ii) the Board pursuant to a resolution that at least a majority of the total number of Directors approves by an affirmative vote. Except as the restated certificate of incorporation of the Corporation (as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law, the “Certificate of Incorporation”) or applicable law otherwise provides, no other Person or Persons may call a special meeting of Stockholders. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

Section 1.3 Notice of Meetings. By or at the direction of the Chairman, the chief executive officer of the Corporation (the “CEO”) or the secretary of the Corporation (the “Secretary”) whenever Stockholders are to take any action at a meeting, the Corporation will give a notice of that meeting to the Stockholders entitled to vote at that meeting which states the place, date, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and hour of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the notice of any meeting of Stockholders not less than ten nor more than 60 days before the date of that meeting. Written notice may be given personally, by mail or by a form of electronic transmission consented to by the Stockholder to whom the notice is given, to the fullest extent allowed under the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”). Notice of any meeting of Stockholders need not be given to any Stockholder (a) if waived by such Stockholder in writing in accordance with Section 7.6 or (b) to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, in either case (i) or (ii) above, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable; provided, however, that the exception in (b)(i) shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. If any person to whom notice need not be given in accordance with clause (b) of the immediately preceding sentence shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. Attendance at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except when a Stockholder attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law, the Certificate of Incorporation or these Bylaws.

Section 1.4 Fixing Date for Determination of Stockholders of Record.

(a) Registered Holders as Owners. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 1.4) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, Directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for any of those purposes.

(b) Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than ten days before the date of that meeting; and (iii) in the case of any other action, will not be more than 60 days prior to that other action. If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Section 7.6 of these Bylaws, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.5 List of Stockholders Entitled To Vote. The Secretary will prepare and make, at least ten days before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting which complies with the requirements of Section 219 of the DGCL as in effect at that time.

Section 1.6 Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the Chairman or presiding officer of the meeting or by the Stockholders or their proxies in attendance to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, the Corporation will give, in accordance with Section 1.3, notice of the adjourned meeting to each Stockholder of record and entitled to vote at the adjourned meeting.

Section 1.7 Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of capital stock of the Corporation entitled to vote at the meeting could cast will be necessary and sufficient to constitute a quorum; and (ii) the holders of capital stock of the Corporation so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of capital stock counted in determining the existence of that quorum. Any shares subject to “broker non-votes” shall be considered present at the meeting with respect to the determination of a quorum but shall not be considered as votes cast with respect to matters as to which no authority is granted. In the absence of a quorum, the Chairman or presiding officer of the meeting or the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner Section 1.6 provides until a quorum attends. Shares of its own capital stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an “Entity”), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote shares of capital stock, including but not limited to its own capital stock, it holds in a fiduciary capacity.

Section 1.8 Organization. The Chairman will chair and preside over any meeting of Stockholders at which he or she is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. In the absence of such designation by the Board, the chairman of the meeting will be chosen at the meeting. The Secretary will act as secretary of meetings of Stockholders, but in his or her absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.

Section 1.9 Voting by Stockholders.

(a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for Stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Any shares subject to broker non-votes shall not be considered as shares entitled to vote as to matters with respect to which no authority has been granted. In the case of a matter submitted for a vote of the Stockholders as to which a Stockholder approval requirement is applicable under the Stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements (to the extent applicable to the Corporation) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such Stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval or ratification of the appointment of independent public accountants (if submitted for a vote of the Stockholders), the vote required for approval shall be a majority of the votes cast on the matter. For this purpose, abstentions shall not be considered as votes cast.

(b) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors at a meeting of Stockholders at which a quorum is present.

Section 1.10 Stockholder Proposals. (a) At an annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 hereof or (ii) be properly brought before the meeting by a Stockholder who (A) is a Stockholder of record at the time of the giving of such Stockholder’s notice provided for in this Section 1.10 and on the record date for the determination of Stockholders entitled to vote at such annual meeting, (B) is entitled to vote at the annual meeting and (C) complies with the requirements of this Section 1.10, and must otherwise be proper subjects for Stockholder action and be properly introduced at the annual meeting. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act, to the extent such rule is applicable to the Corporation, and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 hereof) before an annual meeting of Stockholders. For a proposal to be properly brought before an annual meeting by a Stockholder pursuant to these provisions, in addition to any other applicable requirements, such Stockholder must have given timely advance notice thereof in writing to the Secretary. To be timely, such Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the annual meeting date of the next preceding annual meeting; provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 75th day and not later than the close of business on the later of the 45th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(b) Any such Stockholder’s notice to the Secretary shall set forth as to each matter such Stockholder proposes to bring before the annual meeting: (i) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration); (ii) as to such Stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other Stockholders known by such Stockholder to be supporting such business or proposal, (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative

Instrument”) directly or indirectly owned beneficially by such Stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such Stockholder or beneficial owner of any security of the Corporation or any short interest of such Stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 1.10 and Section 2.10, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such Stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such Stockholder and beneficial owner, if any, in such business or proposal; and (iv) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such Stockholder.

(c) A Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a Stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 1.10.

(d) The Chairman or, if the Chairman is not presiding, the presiding officer of the meeting of Stockholders shall determine whether the requirements of this Section 1.10 have been met with respect to any Stockholder proposal. If the Chairman or the presiding officer determines that any Stockholder proposal was not made in accordance with the terms of this Section 1.10, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

(e) At a special meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 1.3 hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman or the presiding officer of the meeting shall determine to be appropriate.

(f) In addition to the foregoing provisions of this Section 1.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, to the extent such requirements apply to the Corporation, with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent such rule applies to the Corporation.

Section 1.11 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. Proxies for use at any meeting of Stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution to act as secretary of the meeting, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman or presiding officer of the meeting, in which event such inspector or inspectors shall decide all such questions.

Section 1.12 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the Chairman or presiding officer of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman or presiding officer, are appropriate for the proper conduct of that meeting. Such rules, regulations or procedures whether adopted by the Board or prescribed by the Chairman or presiding officer of the meeting may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the Chairman or presiding officer of the meeting may determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meetings. Except to the extent the Board or the Chairman or presiding officer of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Powers, Number, Classification and Vacancies.

(a) Powers of the Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board. In addition to the authority and powers conferred upon the Board by the DGCL, the Certificate of Incorporation or these Bylaws, the Board is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws; provided, however, that no Bylaw of the Corporation hereafter adopted, nor any amendment thereto, shall invalidate any prior act of the Board that would have been valid if such Bylaw or amendment thereto had not been adopted.

(b) Management. Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board, including, without limiting the generality of the foregoing, the vote required for any action by the Board and (ii) from time to time shall affect the directors’ power to manage the business and affairs of the Corporation. No Bylaw of the Corporation shall be adopted by the Stockholders that shall impair or impede the implementation of this Section 2.1(b).

(c) Number of Directors. Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of Directors that shall constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the Directors then in office.

(d) Classification. As provided in the Certificate of Incorporation, the directors, other than those who may be elected by the holders of any outstanding series of preferred stock of the Corporation, shall be divided into three classes as nearly equal in size as is practicable: Class I, Class II and Class III. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.

(e) Vacancies. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause in accordance with the Certificate of Incorporation and these Bylaws may be filled only by the affirmative vote of at least a majority of the remaining Directors then in office, even if such remaining Directors constitute less than a quorum of the Board, or by a sole remaining Director. Any person who becomes a Director in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 2.2 Regular Meetings. The Board will hold its regular meetings at such places within or without the State of Delaware, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.7, the Chairman or a majority of the Board may change the place, date or time of any regular meeting of the Board.

Section 2.3 Special Meetings. The Board will hold a special meeting at any place within or without the State of Delaware or time whenever the Chairman or a majority of the Board by resolution calls that meeting by notice pursuant to Section 2.7.

Section 2.4 Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 2.4 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.

Section 2.5 Organization. The Chairman will chair and preside over meetings of the Board at which he or she is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman over that meeting. The Secretary will act as secretary of meetings of the Board, but in his or her absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.

Section 2.6 Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.

Section 2.7 Notice of Meetings. To call a special meeting of the Board, the Chairman or a majority of the Board must give a timely notice to each Director of the time and place of, and the general nature of the business the Board will transact at, all special meetings of the Board. To change the time or place of any regular meeting of the Board, the Chairman or a majority of the Board must give a timely notice to each Director of that change. To be timely, any notice this Section 2.7 requires must be delivered to each Director personally or by mail, facsimile, e-mail or other communication at least one day before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice (whether after that meeting or otherwise) or is present at that meeting.

Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director’s presence in person at that meeting unless that Director expressly limits that participation to objecting, at the beginning of the meeting, to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

Section 2.9 Board Action by Unanimous Written Consent in Lieu of Meeting. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing or electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board that the Secretary is to keep.

Section 2.10 Nomination of Directors; Qualifications.

(a) Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as, and to serve as, Directors. Nominations of persons for election to the Board may be made only at a meeting of the Stockholders at which Directors are to be elected, and only (i) by or at the direction of the Board or (ii) (if but only if the Board has determined that directors shall be elected at such meeting) by any Stockholder who is a Stockholder of record at the time of the giving of such Stockholder’s notice provided for in this Section 2.10 and on the record date for the determination of Stockholders entitled to vote at such meeting, who is entitled to vote at such meeting in the election of Directors and who complies with the requirements of this Section 2.10. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election as a Director at an annual meeting or special meeting. Any such nomination by a Stockholder shall be preceded by timely advance notice in writing to the Secretary pursuant to this Section 2.10.

To be timely with respect to an annual meeting, such Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the next preceding annual meeting; provided, however, that (1) if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 75th day and not later than the close of business on the later of the 45th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made; and (2) if the number of directors to be elected to the Board at such annual meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to such anniversary date, a Stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. To be timely with respect to a special meeting, such Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 75th day and not later than the close of business on the 45th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

Any such Stockholder’s notice to the Secretary shall set forth (i) as to each person whom such Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a Director if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to such Stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other Stockholders known by such Stockholder to be supporting such nomination, (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder, such beneficial owner and such nominee, (2) any Derivative Instrument directly or indirectly owned beneficially by such Stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such Stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such Stockholder, beneficial owner or nominee in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such Stockholder, beneficial owner or nominee is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such Stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household (which information shall be supplemented by such Stockholder, beneficial owner, if any, and nominee not later than ten days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such Stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in solicitations of proxies for election of Directors in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such Stockholder’s notice to the Secretary shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board, a completed and signed questionnaire, representation and agreement required by Section 2.10(c). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b) A Stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.10(a) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a Stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.10.

(c) To be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10(a)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(d) The Chairman or, if he or she is not presiding, the presiding officer of the meeting of Stockholders shall determine whether the requirements of this Section 2.10 have been met with respect to any nomination or purported nomination. If the Chairman or the presiding officer determines that any purported nomination was not made in accordance with the requirements of this Section 2.10, he or she shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 2.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, to the extent such requirements apply to the Corporation, with respect to the matters set forth in this Section 2.10.

(e) No person shall be nominated to stand for election or re-election to the Company’s Board of Directors if such person will have attained the age of 72 prior to the date of election or re-election. Any Director elected or re-elected who attains the age of 72 during a term to which he or she was elected or re-elected shall continue to serve as a Director until the first annual meeting of stockholders immediately following his or her attainment of the age of 72, at which time said Director shall be deemed to have resigned and retired from the Board of Directors.

(f) Directors need not be residents of the State of Delaware or Stockholders.

Section 2.11 Compensation. Unless otherwise restricted by law, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.

ARTICLE III

BOARD COMMITTEES

Section 3.1 Board Committees. (a) The Board may designate one or more Board committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in the place of any member of that committee who is absent from or disqualified to vote at that meeting.

(b) The Board by resolution may change the membership of any Board committee at any time and fill vacancies on any of those committees. A majority of the members of any Board committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board committee. The election or appointment of any Director to a Board committee will not create any contract rights of that Director, and the Board’s removal of any member of any Board committee will not prejudice any contract rights that member otherwise may have.

(c) Each other Board committee the Board may designate pursuant to Section 3.1(a) will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee so provides.

Section 3.2 Board Committee Rules. Unless the Board otherwise provides, each Board committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board committee will conduct its business in the same manner as the Board conducts its business pursuant to Article II.

ARTICLE IV

OFFICERS

Section 4.1 Designation. The officers of the Corporation will consist of a CEO, president, Secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board may elect or appoint from time to time. Any number of offices of the Corporation may be held by the same person. The Board shall also elect or appoint from among the directors a person to act as Chairman who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such.

Section 4.2 CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; and (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his or her office or these Bylaws or the Board by resolution assigns to him or her from time to time.

Section 4.3 Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his or her earlier death, resignation or removal.

Section 4.5 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract, common law and statutory rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.6 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman, the CEO, the president, any vice president and the treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

CAPITAL STOCK

Section 5.1 Uncertificated Shares. Shares of capital stock of the Corporation will be uncertificated. Ownership of such shares shall be evidenced by book entry notation on the stock transfer records of the Corporation.

Section 5.2 Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares shall be transferred on the stock transfer records of the Corporation only upon the written instructions originated by the holders thereof or by their duly authorized attorneys or legal representatives.

Section 5.3 Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.

Section 5.4 Regulations Regarding Shares. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of shares of capital stock of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1 General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold each Indemnitee (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.15 hereof) harmless from and against any and all losses, liabilities, costs, claims, damages and, subject to Section 6.2, Expenses arising out of any event or occurrence related to the fact that Indemnitee is or was a Director or an officer of the Corporation or is or was serving in another Corporate Status.

Section 6.2 Expenses. If Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6.3 Advances. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Article VI and (ii) satisfactory evidence as to the amount of such Expenses.

Section 6.4 Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary shall promptly advise the Board of such request.

Section 6.5 Determination of Entitlement; No Change of Control. If there has been no Change of Control at or before the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee, within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the Court.

Section 6.6 Determination of Entitlement; Change of Control. If there has been a Change of Control at or before the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 14 days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6.6 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation’s objection to the first or second selection of Independent Counsel is without a reasonable basis or for the appointment of Independent Counsel of a person selected by the Court.

Section 6.7 Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.4 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.5 or 6.6 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account or other records of the Corporation or another enterprise or on information, opinions, reports or statements presented to him or her or to the Corporation by any of the Corporation’s officers, employees or Directors, or committees of the Board, or by any other person as to matters the person reasonably believes are in such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 6.7 shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article.

Section 6.8 Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

Section 6.9 Adjudication. In the event that (i) a determination is made pursuant to Section 6.5 or 6.6 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his or her selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his or her selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or is deemed to have been made pursuant to Section 6.5, 6.6 or 6.7 hereof, Indemnitee shall be entitled to an adjudication by the Court of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or is deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.9 that the procedures and presumptions of this Article VI are not valid, binding and enforceable. If the Indemnitee, pursuant to this Section 6.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VI, and if he or she prevails therein, then Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, then the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated.

Section 6.10 Participation by the Corporation. With respect to any Proceeding: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the

Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. After receipt of notice from the Corporation to Indemnitee of the Corporation’s election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by the Corporation, or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action. The Corporation shall not settle any action or claim in any manner which would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

Section 6.11 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of Stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall be binding upon the Corporation, its successors and assigns and shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his or her heirs, executors, administrators or personal representatives. Neither the provisions of this Article VI nor those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

Section 6.12 Insurance and Subrogation. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

Section 6.13 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.14 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 6.15 Definitions. For purposes of this Article VI:

“Change of Control” means a change in control of the Corporation after the date Indemnitee acquired his or her Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, if the Corporation is or were subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Corporate Status” describes the status of an individual as a director, officer or other designated legal representative of the Corporation or of any predecessor of the Corporation, or as a director, officer or other designated legal representative of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which an individual is or was serving as a director, officer or other designated legal representative at the request of the Corporation.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding by reason of his or her Corporate Status.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his, her or its selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 6.9 hereof to enforce his or her rights under this Article VI.

Section 6.16 Notices. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he or she anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Article VI, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Corporation’s records unless he or she specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service. Any such notice shall be effective upon receipt.

Section 6.17 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

Section 6.18 Indemnification of Employees, Agents and Fiduciaries. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to a person who is an employee, agent or fiduciary of the Corporation including any such person who is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article VI.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board.

Section 7.2 Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time.

Section 7.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its Directors or officers are Directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board committee, and the Board or Board committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board committee which authorizes the contract or transaction.

Section 7.4 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.5 Bylaw Amendments. The Board has the power to adopt, amend and repeal from time to time the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of at least a majority of the Directors then in office. The Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with Sections 1.1 and 1.10 hereof, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

Section 7.6 Notices; Waiver of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by telegraphic, facsimile, electronic mail, cable, wireless transmission or other electronic transmission or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his or her address as it appears in the records of the Corporation, and that notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to that notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board committee need be specified in any written waiver of notice or any waiver by electronic transmission unless the Certificate of Incorporation or these Bylaws so require.

Section 7.7 Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation shall be made in writing and shall take effect at the time specified in that resignation, or, if that resignation does not specify any time, at the time of its receipt by the Chairman, the CEO or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.

Section 7.8 Books, Reports and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the Stockholders, the Board and each committee of the Board. Each Director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or other records of the Corporation and on information, opinions, reports or statements presented to him or her or to the Corporation by any of the Corporation’s officers, employees or other Directors, or committees of the Board, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or behalf of the Corporation.

Section 7.9 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of the Chairman, any other Director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 7.10 Certain Definitional Provisions. (a) When used in these Bylaws, the words “herein,” “hereof” and “hereunder” and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words “Article” and “Section” refer to Articles and Sections of these Bylaws unless otherwise specified.

(b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

(c) The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.

Section 7.11 Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.

Section 7.12 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).